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                                                                    Exhibit 21.1

                     Subsidiaries of the Partnership


          Subsidiary                                  State of Organization
          ----------                                  ---------------------
    National Propane, L.P.                                  Delaware

    Nation Sales and Service, Inc.                          Delaware

    Carib Gas Corporation of St. Croix                      Delaware

    Carib Gas Corporation of St. Thomas                     Delaware




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